SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: February 3, 2004


                        Mountains West Exploration, Inc.
                        --------------------------------
              (Exact name of registrant as specified in its charter)



 NEW MEXICO                     0-9500                 85-0280415
- ----------------           -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation)                                          pre-merger)



                        P.O. Box 754, Trinidad, Colorado 81802
           ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (719) 846-2623

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



               REDW, LLC, formerly auditors for the Company, resigned as auditors on November 15, 2000. Michael Johnson & Co., LLC were engaged as auditors for Company on November 20, 2003.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal years and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the subject of the disagreement(s).

               No audit report by REDW,  LLC, for any period up to
               December 31, 2003 was ever issued and so never  contained an
               opinion  which  included a paragraph discussing   uncertainties
               related  to   continuation of  the Registrant  as a going
               concern. No report of REDW, LLC contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 5.    OTHER EVENTS

               None.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

               None.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits

               23.1
               23.2
               16.1

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2004                         MOUNTAINS WEST EXPLORATION, INC.


                                                  By: /s/ Robert A. Doak, Jr.
                                                  ---------------------------
                                                Robert A. Doak, Jr., President